Form 8-K - CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                        Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 13, 2002

                                   SHELTER PROPERTIES III
                   (Exact name of registrant as specified in its charter)


            South Carolina             0-10260                  57-0718508
      (State or other jurisdiction   (Commission             (I.R.S. Employer
            incorporation)           File Number)         Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                         (Registrant's telephone number)
                                 (864) 239-1000

Item 2.     Acquisition or Disposition of Assets.

On December 13, 2002, the Registrant sold one of its investment properties, North River Village Apartments, located in Atlanta, Georgia. North River Village Apartments was sold to Silver Tree Associates, LLC, an unrelated party, for $6,800,000. The sale price was determined based on the fair market value of the investment property.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant's general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's annual report on Form 10-KSB for the year ended December 31, 2002.

10(iv) Contracts related to disposition of property

      (a) Purchase and Sale Contract between Registrant and Investors Realty Group, Inc., effective December 13, 2002.

      (b) Assignment of Purchase Agreement effective December 13, 2002.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SHELTER PROPERTIES III


                                    By:   Shelter Realty III Corporation
                                          Its General Partner


                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President


                                    Date: December 27, 2002

                                                               EXHIBIT 10(iv)(a)



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                 NORTH RIVER VILLAGE III LIMITED PARTNERSHIP,
                      a South Carolina limited partnership


                                    AS SELLER

                                       AND

                          INVESTORS REALTY GROUP, INC.,
                              a Georgia corporation


                                  AS PURCHASER

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ____ day of October, 2002 (the "Effective Date"), by and between NORTH RIVER VILLAGE III LIMITED PARTNERSHIP, a South Carolina limited partnership having a principal address at c/o AIMCO, 2000 South Colorado Blvd., Tower Two, Suite 2-1000, Denver, Colorado 80222 ( "Seller") and INVESTORS REALTY GROUP, INC., a Georgia corporation, having a principal address at Suite 201 North, 5600 Roswell Rd., Atlanta, Georgia 30342 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. North River Village III Limited Partnership holds legal title to that certain tract or parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof on which improvements have been constructed.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land and improvements defined below individually as the "Property" on the terms and conditions set forth below (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by limited warranty deeds to Purchaser;

R-4. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.

                                   ARTICLE 1
                                  DEFINED TERMS
1.1 Terms with initial capital letters in this Purchase Contract and not otherwise defined herein shall have the meanings set forth in this Article l below.

1.1.1 "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information bid lists and other intellectual property owned or used by Seller, the current manager of the Property, or Apartment Investment and Management Company ("AIMCO") in the marketing, operation or use of the Property.

1.1.2 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State in which the Land is located.

1.1.3"Closing" means the consummation of the purchase and sale contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.4 "Closing Date" means the date on which the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract.

1.1.5  "Escrow  Agent"  shall have the meaning set forth in Section  5.1.

1.1.6"Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.7 [INTENTIONALLY DELETED]

1.1.8 "Existing Financing" shall mean the loans made by the Lender in the original principal amounts shown on Exhibit 1.1.7 attached hereto which are secured by first priority and second priority liens encumbering the Property.

1.1.9 [INTENTIONALLY DELETED].

1.1.10 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, including, but not limited to, 133 washers and dryers which are to be transferred to
Purchaser at North River Village, and other articles of tangible personal property now located on the Land or in the Improvements as of the Effective Date (or hereafter acquired by Seller prior to the Closing Date) and used or usable in connection with any present or future occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by any Tenant and guest, employee or other person furnishing goods or services to the Property, or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or (iv) the property and equipment, if
any,   expressly   identified  as  being  excluded  in  Exhibit  1.1.9;

1.1.11 "Improvements" means all buildings and improvements located on the Land taken "as is".

1.1.12 "Land" means all of that certain tract or tracts of land more particularly described on Exhibit A-1 attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.

1.1.13 "Lease(s)" means the interest of Seller in and to all written leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property owned by Seller and which are in force as of the Effective Date and the Closing Date.

1.1.14 "Lender" means Lexington Mortgage Company, its successors and assigns, and GMAC Commercial Mortgage Corporation as servicer.

1.1.15 "Loan Documents" means with respect to Seller the documents evidencing and securing or relating to the repayment of the Existing Financing including, without limitation, all amendments and modifications thereto and any mortgage or deed of trust or equivalent security title and lien encumbering the Property as of the date hereof.

1.1.16 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, but only to the extent transferable, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Leases (other than leases, subleases and other occupancy agreements that are not written), (iv) Permits, (v) Fixtures and Tangible Personal Property, (vi) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, unless otherwise payable to Purchaser pursuant to this Purchase Contract, (vii) escrow, reserves or other impound accounts, (viii) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date unless Seller is obligated to apply such items for the benefit of tenants, (ix) utility and similar deposits, (x) insurance or other prepaid items, or (xi) Seller's proprietary books and records.

1.1.17 "Notice" shall have the meaning ascribed thereto in Section 16.6.

1.1.18 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property owned by Seller and required in order to own and operate such Property.

1.1.19 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 5.2.

1.1.20 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.21 "Property Contracts" means all purchase orders, maintenance, service or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent transferable and which are other than the Property management agreement.

1.1.22 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.

1.1.23 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property, as set forth in Section 3.1.

1.1.24 "Rent Roll" shall have the meaning  ascribed  thereto in Section 8.1.1.9.

1.1.25 "Survey" shall have the meaning ascribed thereto in Section 5.11.

1.1.26 "Tenant" or "Tenants" means any person or persons or entity entitled to occupy any portion of the Property under a Lease.

1.1.27 "Title  Commitment"  shall have the meaning  ascribed  thereto in Section
5.1.

1.1.28 "Title Insurer" shall have the meaning set forth in Section 5.1.

                                   ARTICLE 2
                          PURCHASE AND SALE OF PROPERTY
2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                PURCHASE PRICE,  DEPOSIT AND ESCROW  PROVISIONS

3.1 The purchase price ("Purchase Price") for the Property shall be Six Million Eight Hundred Thousand and 00/100 Dollars ($6,800,000), which shall be paid by Purchaser, as follows:

3.1.1 Upon the execution of this Purchase Contract, Purchaser shall deliver to Escrow Agent the sum of One Hundred Thousand and 00/100 Dollars ($100,000) (the "Deposit"), by federal wire transfer. Purchaser's failure to timely deliver the Deposit shall terminate this Purchase Contract. Purchaser and Seller approve the form of Escrow Agreement attached as Exhibit B.

3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. The Escrow Agent shall invest the Deposit as directed by Purchaser in its sole discretion and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

3.1.3 If the sale of the Property is closed by the date fixed therefor (subject to extension as set forth herein), monies held as the Deposit shall be applied against the Purchase Price (and paid over to the Seller) on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations that is not caused by or attributable to, directly or indirectly, any act or failure to act of Purchaser, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under
Section 4.4.

3.1.4 If the sale of the Property is not closed by the date fixed therefor (subject to any extension set forth herein) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in Article 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date set forth herein) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller as Seller's sole and exclusive remedy forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in Article 12 below.

                                   ARTICLE 4
                               ACCESS TO PROPERTY
4.1 Subject to the terms of Section 4.4 below, Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time, during normal business hours and after prior notice to Seller, to enter onto the Property:

4.1.1 To conduct and make any and all studies, tests, examinations and inspections, or investigations of or concerning the Property (including, without limitation, environmental studies, structural engineering, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation, surveys, including topographical surveys, title and zoning law compliance).

4.1.2 To confirm any and all matters which Purchaser may desire to confirm with respect to the Property.

4.1.3 To review and copy (at  Purchaser's  expense) the materials  referenced in
Section 4.3 (other than Seller's proprietary  information).

4.2 Notwithstanding any provision in this Contract to the contrary, Purchaser acknowledges that it is not the intention of Article 4, that Purchaser be given any "free look" or right to terminate on account of the unsuitability of the Property. Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Article 9 or the performance by Seller of its obligations under this Purchase Contract.

4.3 No later than five (5) Business Days after the Effective Date, with respect to the Property, Seller shall deliver (solely to the extent in Seller's possession or control) to the Purchaser copies of existing (i) Property Contracts, (ii) Leases (in effect as of the Effective Date), (iii) soil and environmental reports and studies, (iv) reports and studies relating to the physical condition of the Property, (v) a list of Fixtures and Tangible Personal Property, (vi) monthly operating statements and annual operating statements for the twelve (12) month period prior to the Effective Date, (vii) a rent roll, a list of all accounts receivable and a delinquency report, (viii) copies of termination notices relating to the Leases received by Seller which would be effective after the Closing Date, (ix) copies of any notices received from local and state governmental authorities. In addition, no later than five (5) Business Days following the Effective Date, Seller shall make available to Purchaser at the Property (in each case, solely to the extent in Seller's possession or control) the following with respect to the Property: (x) architectural and engineering plans, (xi) tenant correspondence files with respect to the Leases,
(xii) service and repair requests and work orders relating to the Property,  and
(xiii) copies of governmental permits, alarm registrations and other permits and licenses necessary for the operation of the Property.

4.4 Purchaser shall indemnify, defend (with attorneys selected by Seller in its reasonable discretion) and hold Seller harmless for any actions taken by Purchaser and its Consultants and any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigation and the like on the Property in connection with the performance of Purchaser's access to the Property under this Purchase Contract; provided, however, that notwithstanding anything herein to the contrary, Purchaser shall not be liable for any damages incurred by Seller resulting from the mere discovery by Purchaser of a condition at or with regard to the Property, Purchaser hereby acknowledging, however, that Seller shall have no obligation to Purchaser in connection with such condition or otherwise to remedy such condition. Seller shall have the right, without limitation, to disapprove of any and all entries, surveys, tests, investigations and the like other than Phase I environmental investigations that in its reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 4, at Purchaser's sole cost and expense, to the extent the damage to the Property or the change in condition thereof is attributable to the access hereunder by Purchaser or its Consultants. Purchaser shall maintain comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as additional insureds, with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000 (per occurrence and in the aggregate) for death or injury to persons and for property damage. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

4.5 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller within a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property, pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.

                                    ARTICLE 5
                                      TITLE
5.1 Purchaser shall have obtained commitments for title insurance for the Property (collectively, the "Title Commitment") from Chicago Title Insurance Company, Gregory D. Hughes, c/o Hughes and White, 2110 Powers Ferry Road, Suite 440, Atlanta, Georgia 30339 ((770) 955-9055) ("Escrow Agent or "Title Insurer") for owner's title insurance policies (1992 ALTA), and shall have delivered the
Title Commitment together with copies of all instruments identified as exceptions therein to Seller within five (5) calendar days following the Effective Date. Purchaser agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment, the owner's title policies and any requested endorsements.

5.2 Purchaser agrees to accept title to the Land and Improvements in accordance with the terms of this Purchase Contract, so long as with respect to the Property (i) the title is good and marketable, and (ii) any conveyance by limited warranty deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:

5.2.1 All exceptions shown in the Title Commitment to which Purchaser shall not have objected within the above ten (10) day period (a "title objection") (other than mechanics' liens and taxes due and payable with respect to the period preceding Closing and the standard exceptions which shall be omitted [except that the standard exception for parties in possession shall be modified to read "rights of tenants as tenants only under unrecorded leases"]);

5.2.2 All Leases described on Seller's Rent Roll;

5.2.3 Real estate and property taxes to the extent not due and payable;

5.2.4 Such exceptions and matters as the Title Insurer shall be willing to omit as exceptions to coverage; and

5.2.5 All the Property Contracts which are not identified for termination by Purchaser. Notwithstanding the foregoing, all Property Contracts which (i) are not cancelable upon 30 days or less notice or (ii) require the payment of a penalty or premium for cancellation shall be assumed by Purchaser or cancelled with Purchaser being solely responsible for the payment of any penalty or cancellation fees or penalties.

5.3 With respect to Property, the existence of the Loan Documents, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to Purchaser at Closing or, in the alternative, payoff letters from the Lender or any holder of any Loan Documents shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees and pay-off funds.

5.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.

5.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's title insurance policy with respect to the Property.

5.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code Financing Statements applicable to the Property that exceed the period of time mandated under the law of the state where the Property is located that a Uniform Commercial Code Financing Statement is perfected without the filing of UCC-3 continuation statements and such Financing Statements have not been extended by the filing of UCC-3 continuation statements within the applicable time period mandated by the applicable state law, such Financing Statements shall not be deemed an objection to title.

5.7 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller, at its sole option and within ten (10) calendar days following receipt of such Notice, may elect to cure such objection or unfulfilled condition for up to thirty (30) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before fifteen (15) calendar days after such cure or waiver.

5.8 Subject to Seller's obligation to cure under Section 5.9, if during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall gives Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the Title Insurer on or before seven
(7) calendar days following the date Seller give such Notice, then this Purchase Contract shall automatically terminate, the Deposit shall be returned to Purchaser by the Escrow Agent less the sum of One Hundred and 00/100 ($100) Dollars paid to Seller as consideration for taking the Property off of the market and the parties hereto shall have no further obligations to each other.

5.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Leases and Property Contracts permitted by this Purchase Contract) to attach to the Property between the Effective Date and the Closing Date. Any monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by Seller at or prior to Closing, on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

5.10 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or that has been deemed to have been waived by Purchaser.

5.11 Buyer will cause an updated survey to be prepared for the Property (the "Survey"). An original counterpart of the Survey has been or will be delivered to Purchaser no later than five (5) Business Days after the Effective Date. In the event that the perimeter legal description of the Property contained in such Survey differs from that contained in the deed or deeds by which a Seller took title to the Property, the latter description shall be used in the limited warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the applicable Property which also shall be delivered to Purchaser at Closing. Should the Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within ten (10) days following Seller's delivery to Purchaser of such updated Survey. Seller agrees to pay the cost of the update to the Survey provided that such cost does not exceed $5,000. Seller shall cause a termite inspection to be performed with respect to the Property.

                                   ARTICLE 6
                                    FINANCING
6.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to Closing. It is specifically agreed that Seller shall not be obligated to prepay the Existing Financing until the Closing Date, and then only from the proceeds of the Purchase Price.

                                   ARTICLE 7
                                     CLOSING
7.1 Dates, Places Of Closing, Prorations, And Delinquent Rent.

7.1.1 The Closing shall take place forty-five (45) days after the Effective Date. The parties may mutually agree to an earlier Closing Date. Purchaser and Seller shall conduct the Closing through an escrow with the Title Insurer, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and each may deliver documents by overnight air courier or other means to the Escrow Agent.

7.1.2 The Closing may be extended without penalty at the option of Purchaser to the earlier of (i) December 13, 2002, or (ii) a date not later than thirty (30) days following the Closing Date specified in Section 7.1.1, upon the deposit by Purchaser of an additional Fifty Thousand and No/100 Dollars ($50,000.00) in Earnest Money paid to Escrow Agent.

7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal and real property taxes, and fees shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. At Closing, Purchaser shall receive a credit for the sum of any rent concessions given to a Tenant which extends beyond the Closing Date; provided, however, that the foregoing shall not apply to any rent concessions given to managers, leasing agents or maintenance personnel at the Property. All unapplied security deposits under Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay such security deposits to Tenants, if required under the Leases, to the extent that such security deposits are transferred to Purchaser at Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year and a re-proration of real estate taxes shall subsequently be performed based upon the assessed value and tax rate for the year in which the Closing occurs at the time that such information becomes available. The proration shall be final and unadjustable except-as provided in the following paragraph. For purposes of this Section 7.1.3 and Sections 7.1.4 and 7.1.5 the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, and any other charges under the Leases. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below).

7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected promptly after the date of such availability or discovery and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (l) year after the Closing Date. No party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5 With respect to unpaid Rent not more than thirty (30) days delinquent, Purchaser shall use reasonable efforts to collect the same for Seller's benefit after the Closing in the usual course of the operation of the Property (but Purchaser shall not be required to incur any expense in such collection effort) and such collection, if any shall be remitted to Seller (less costs and expenses of collection, if any) promptly upon receipt by Purchaser; provided Purchaser's obligation to remit such delinquent rental payments to Seller shall terminate sixty (60) days after the Closing Date. Nothing contained herein shall operate to require Purchaser to institute any lawsuit or other collection procedure to collect such delinquent rentals. Seller and Purchaser agree that any sums received by Purchaser from any tenant owing delinquent rentals shall first be applied to rentals and any other amounts owed to Purchaser and then to delinquent rentals with respect to the period before Closing. This provision shall survive the Closing for a period not to exceed ninety (90) days.

7.1.6 Fuel, water and sewer service charges, and charges for gas, electricity, telephone and all other public utilities shall be adjusted as of midnight of the day immediately preceding the Closing Date. If there are meters on the Property measuring the consumption of water, gas or electric current, Seller shall, not more than one (1) Business Day prior to the Closing Date, cause such meters (for utilities for which Seller, and not Tenants, is responsible) to be read and shall pay promptly all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be liable for and shall pay all utility bills for services rendered after such meter readings.

7.1.7 If any security deposit for a corporate apartment unit is in the form of a letter of credit, then the Seller shall cause a replacement letter of credit to be issued and delivered to Purchaser on the Closing Date upon the same terms and conditions as the original letter of credit. If replacement letters of credit cannot be issued and delivered to Purchaser on the Closing Date, then Seller shall deposit with Purchaser on the Closing Date cash equal to the amount of the letters of credit not replaced, to be held by Purchaser as tenant security deposits until replacement letters of credit are delivered to Purchaser.

7.1.8 All apartment units must be in a "rent ready" condition. Rent ready means Seller's routine and customary preparation of units for rental in Seller's ordinary course of business.

7.2   To Be Delivered Prior To Or At Closing.

7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

7.2.1.1 Limited warranty deed in the form attached as Exhibit 7.2.1.1 to Purchaser. The acceptance of the deeds at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

7.2.1.2 A Bill of Sale,  without  recourse or warranty,  in the form attached as
Exhibit 7.2.1.2 covering all Property Contracts, Permits (other than Excluded Permits), and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.3 A General Assignment (to the extent assignable and in effect), without recourse or warranty, in the form attached hereto as Exhibit 7.2.1.3 of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, Seller's obligations thereunder.

7.2.1.4 A closing statement executed by Seller.

7.2.1.5 A Seller's Affidavit, as applicable, in the customary form reasonably acceptable to Seller and Title Insurer to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policies set forth in this Purchase Contract to be issued pursuant to the Title Commitment); provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract.

7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, in the form attached as
Exhibit 7.2.1.6.

7.2.1.7 A letter duly executed by Seller advising the tenants under the Leases of the change in ownership of the Property, if requested by Purchaser.

7.2.1.8 An  Assignment  of Leases and Security  Deposits in the form attached as
Exhibit 7.2.1.8 covering all Leases and Security Deposits. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.9 The most current rent roll together with a Certification by the Seller that such Rent Roll is in all material respects a true, correct and complete list of all the Leases currently in effect.

7.2.1.10 Notices of termination (effective as of the Closing Date) to service providers whose Property Contracts will not be assumed by Purchaser at the Closing, the identification of such providers being provided by Purchaser to Seller.

7.2.1.11 Original tenant leases, modifications and amendments to the extent in Seller's possession or control.

7.2.1.12 All certificates of occupancy with respect to the Property that are in Seller's possession.

7.2.1.13 A complete set of architectural, structural, mechanical and electrical plans and specifications for the Property, to the extent in Seller's possession or control.

7.2.1.14 Copies of all existing books, records, papers, agreements, including bookkeeping and accounting records (other than Seller's proprietary information), which are in Seller's possession or control relating to the Property.

7.2.1.15 All keys to the Property which are in Seller's possession.

7.2.1.16 Proof that the property management agreement has been terminated and is of no further force and effect, if cancelable.

7.2.1.17   Resolutions,   certificates   of  good   standing,   and  such  other
organizational documents of Seller as the Title Insurer may reasonably require evidencing Seller's authority to consummate the transaction.

7.2.1.18  An  affidavit  of Seller  complying  with the  provisions  of O.C.G.A.
Section 48-7-128.

7.2.1.19 Such other instruments, documents or certificates as are required to be delivered or made available by Seller to Purchaser in accordance with any of the other provisions of this Purchase Contract, including, without limitation,
Section 4.3 hereof, which have not already been provided to Purchaser.

7.3 Purchaser. At Closing, Purchaser shall deliver to Title Insurer (for disbursement to Seller upon Closing) the following items with respect to the Property being conveyed at such Closing:

7.3.1 The full Purchase Price as required by Article 3 hereof minus the Deposit and the Nonrefundable Deposit applied to the Purchase Price, plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Title Insurer on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or as to any mortgages, deeds to secure debt or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.3.2 A closing statement executed by Purchaser.

7.3.3 A  countersigned  counterpart  of the Bill of Sale in the form attached as
Exhibit 7.2.1.2.

7.3.4 A countersigned counterpart of the General Assignment in the form attached as Exhibit 7.2.1.3.

7.3.5 A countersigned counterpart of the Assignment of Leases and Security Deposits in the form attached as Exhibit 7.2.1.8.

7.3.6 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

7.4 Closing Costs. Except as otherwise provided in this Purchase Contract each party shall pay its own costs to close the purchase and sale of the Property and Seller and Purchaser shall each pay one-half the expenses of the Escrow Agent. Each party shall pay the fees and costs of its own attorneys and agents. Purchaser shall pay all recording costs, the cost of all title insurance commitments and policies and all costs related to its financing and the cost of an updated survey. Seller shall pay all transfer or similar taxes payable in connection with the transfer of real property in the jurisdiction where the Property is located, and prepayment or yield maintenance penalties related to the pay-off of the Existing Loan and the cost of the termite report.

                                   ARTICLE 8
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1 Representations And Warranties Of Seller.

8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1 Seller is a limited partnership, lawfully and duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and shall at the Closing have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken, as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound.

8.1.1.2 To Seller's knowledge, no pending or threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding Seller's obligations or covenants to Purchaser.

8.1.1.3 Seller holds title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions applicable to the Property, Purchaser hereby agrees that the foregoing representation and warranty shall not survive the Closing but shall merge into the limited warranty or equivalent deed as delivered to Purchaser by Seller.

8.1.1.4 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases or otherwise as set forth in the Rent Roll for Property.

8.1.1.5 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations, and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder with respect to the Property.

8.1.1.6 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

8.1.1.7 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions pending or threatened against the Property, to the transactions hereby or against Seller relating to the Property as applicable, except as set forth in Exhibit 8.1.1.7.

8.1.1.8 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Property, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against the Property, except for repairs, materials or services furnished in the ordinary course of business. Purchaser hereby agrees that the foregoing representation and warranty shall not survive the Closing but shall merge into the limited warranty or equivalent deed and the "Seller's Affidavit" executed by Seller and delivered to the Title Insurer.

8.1.1.9 To the best of Seller's knowledge, there are no leases, license agreements, occupancy agreements or tenancies for any space in the Property other than those Leases set forth on the rent roll for the Property (the "Rent Roll") and those Leases listed on Exhibit 8.1.1.9 attached hereto, if any. To the best of Seller's knowledge, there are no oral agreements relating to the use or occupancy of the Property or any oral leases which will be binding upon any portion of the Property or Purchaser and the Leases delivered to Purchaser by Seller are true and correct copies of all such Leases.

8.1.1.10 To the best of Seller's knowledge, Seller has not received any notice of any violation or alleged violation of any laws, regulations, or other requirements of any governmental agency or authority having jurisdiction over or affecting the Property, to include, without limitation, notice of the violation or alleged violation of any environmental protection laws or regulations.

8.1.1.11 To the best of Seller's knowledge, with respect to the Property all commissions due on Leases or renewals of Leases have been paid in full as of the Effective Date and all tenant buildout and other obligations due to tenants under the Leases have been paid in full or otherwise have been satisfied.

8.1.1.12 Seller will not reduce the rental rates for the Property below the schedule of rents described in Exhibit 8.1.1.12 attached hereto.

8.1.1.13 Except for the representations and warranties expressly set forth above in Section 8.1, or as otherwise set forth in this Purchase Contract, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deed or other conveyance instruments conveying Property and the warranties or representations set forth in this Purchase Contract). Purchaser represents and warrants that as of the Closing Date, it shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provide or have provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of the parties and any reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of its respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to Property and the warranties in the limited warranty or equivalent deed for the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to and future applicable zoning or building code requirements or the compliance of the Property with any other future laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Subsection 8.1.1.13.

8.1.1.14 Unless otherwise set forth in Section 8.1, Seller and Purchaser agree that those representations contained in Section 8.1 shall survive Closing for a period of six (6) months after the Closing Date (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within six (6) months subsequent to the Closing Date).

8.1.1.15 Any statement  contained in the  representations and warranties in this
Section 8.1 and made to the knowledge of a Seller shall mean ONLY the actual knowledge of Seller based upon the information communicated to Seller with respect to the Property by the individuals listed on Exhibit 8.1.1.15 attached hereto; and otherwise any reference to the "knowledge" of Seller shall not be deemed to imply any duty of investigation or inquiry by Seller, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of Seller or any affiliate of Seller, imputed to Seller or constructively attributed to Seller, other than as set forth in this Section 8.1.1.15, Seller hereby warrants and represents to Purchaser that the persons identified in this Section 8.1.1.15 are the persons who have the most definitive knowledge with respect to Seller and the Property.

8.2  Representations  And  Warranties Of Purchaser

8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.1.1 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

8.2.1.2 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Georgia. Purchaser is sophisticated and experienced in the acquisition, ownership and operation of multi-family housing projects similar to the Property, and has full knowledge of all applicable federal, state and local laws, rules, regulations and ordinances in connection therewith.

8.2.1.3 Purchaser, acting through any of its or their duly empowered and authorized officers, joint venturers, partners or members, has all necessary power and authority to own and use the Property and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any Purchaser's officers, joint venturers, partners, managers or members is required to so empower Purchaser.

8.2.1.4 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.1.5 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers, joint venturers, partners, managers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective articles of incorporation or organization, operating agreements, partnership agreements or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or the Property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.1.6 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

8.2.1.7 Purchaser will cooperate with Seller in obtaining the consent of the its Lender to the prepayment of the Existing Financing, if required.

                                   ARTICLE 9
                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent; provided, however, that Purchaser shall be entitled to waive any condition to Closing:

9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser.

9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date.

9.1.3 Seller shall have complied with, fulfilled and performed each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

9.1.4 On the Closing Date, the Property shall have a physical occupancy of not less than 85%. Notwithstanding anything to the contrary contained in this Purchase Contract, such leases may be month to month. A copy of any such lease executed after the Effective Date shall be provided to Purchaser within five (5) Business Days of execution of the same.

9.1.5 Seller shall have received all consents and approvals to the consummation of the transactions contemplated hereby (a) of Seller's partners (to the extent required by the organizational or governing documents) or (b) that are required by law.

9.1.6 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above.

9.1.7 On the Closing Date, the Title Insurer shall be prepared, subject to the payment of the applicable title insurance premium and other related charges and Purchaser's performance of its obligations hereunder, to issue to Purchaser a full coverage owner's title insurance policy, with all standard exceptions deleted (except that the standard exception for parties in possession shall be modified to read "rights of tenants as tenants only under unrecorded leases"), for the Property in compliance with the Title Commitment in the form as required by Purchaser, such required form being confirmed in writing by Purchaser to Seller, with a copy of the required Title Commitment and endorsements attached), (including endorsements as Purchaser has required), together with such reinsurance and/or coinsurance and direct access agreements as may be required by Purchaser.

9.1.8 On the Closing Date, no action or proceeding shall have been instituted before any court or governmental authority which would have a material adverse effect on the Property or the use or occupancy thereof.

9.1.9 As of the Closing Date, Seller shall not have pending a voluntary case, nor shall there have been commenced against Seller an involuntary case, nor shall Seller have consented to the appointment of a Custodian of it or for all or any substantial part of the Property, nor shall a court of competent jurisdiction have entered an order or decree under any Bankruptcy Law that is for relief against any Seller in an involuntary case or appoint a Custodian of Seller for all or any substantial part of the Property. The term "Bankruptcy
Law" means Title 11, U.S. Code, or any similar state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller' obligation to close with respect to conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1 Each of the representations and warranties of Purchaser contained herein shall be true in all material respects as of the Closing Date.

9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or non-binding any of the covenants or obligations of the Purchaser.

9.2.4 Seller shall have received all consents and approvals to the consummation of the transactions contemplated hereby (a) of Seller's partners (to the extent required by the organizational or governing documents) or (b) that are required by law.

9.2.5 All consents required for the prepayment of the Existing Financing, which may be required, shall have been obtained all on conditions reasonably acceptable to Seller.

                                   ARTICLE 10
                                   BROKERAGE

10.1 Seller represents and warrants to Purchaser that they have dealt only with Mr. Bill Shippen of Apartment Realty Advisors, 3495 Piedmont Road, Building 11, Suite 905, Atlanta, Georgia 30305 (telephone: (404) 495-7300; facsimile: (404) 495-7301) ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represent and warrant to the other that other than Broker, they have not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party, except that Purchaser shall not indemnify Seller for any liability arising pursuant to the commission due to Broker. The provisions of this section shall survive the Closing or termination of the Purchase Contract.

10.2 Seller agree to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions and the Leases shall be delivered to Purchaser at the Closing.

                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 In the event Purchaser fails to close when obligated to do so under this Purchase Contract, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 4.4, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller' sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 4.4 above, irrespective of the time when the inquiry about such damages may take place. Upon any such default by Purchaser hereunder, this Purchase Contract shall be terminated, and no party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under
Section 4.4 and the  obligations  of Seller and  Purchaser  pursuant to Sections
10.1 and 10.2 of this Purchase Contract, and Purchaser and Seller shall not be relieved of their respective obligations pursuant to Sections 10.1 and 10.2 of this Purchase Contract above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.



Initials for Seller         Initials for Seller           Initials for Purchaser

12.2 If the Purchaser terminates this Purchase Contract in accordance with its terms, then this Purchase Contract shall be null and void, the Escrow Agent shall return the Deposit to the Purchaser and no party shall have any further liability or obligation to any other party under this Purchase Contract, except that Purchaser shall not be relieved of its obligations under Section 4.4 and Purchaser and Seller shall not be relieved of their respective obligations pursuant to Section 10.1 of this Purchase Contract. If Seller defaults in performing any covenants or agreements to be performed by Seller under this Purchase Contract or Seller breaches any representations or warranties made by Seller in this Purchase Contract, Purchaser shall have the right, instead of terminating this Purchase Contract, to elect to permit this Purchase Contract to remain in effect and, in lieu of the remedies set forth in this Section 12.2 other than the obligation to return the Deposit to Purchaser, to seek specific performance or other injunctive relief, it being agreed that Purchaser's election to terminate this Purchase Contract or make full settlement under this Purchase Contract shall not relieve Seller of its liability for breach of any representation, warranty, covenant or agreement of Seller. In the event that specific performance or other injunctive relief is unavailable to Purchaser, but a court determines that Seller's refusal to close under this Purchase Contract was wrongful, Seller shall pay to Purchaser the actual third-party out-of-pocket costs and expenses that Purchaser has incurred in connection with the negotiation and preparation of this Agreement, its due diligence investigations and the prospective purchase of the Property in an amount not to exceed a total of Twenty Thousand and 00/100 Dollars ($20,000) for the Property and as a condition of and prior to such payment to Purchaser, Seller shall have been provided copies of and rights to all inspections and reports.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded for the Property is assumed by Seller, provided that Seller's responsibility shall be only to the extent of any recovery from insurance carried on Property. In the event of the damage or destruction of all or any part of the Property, the aggregate cost to repair, replace and/or restore of which shall be One Hundred Thousand and 00/100 Dollars ($100,000) or more (as estimated by Seller's insurance carrier) for such Property, prior to Closing, Purchaser may, at its option, exercisable by written Notice to Seller within five (5) days after Purchaser is notified of such damage or destruction, either (i) terminate this Purchase Contract, or (ii) continue under this Purchase Contract, with no reduction in the Purchase Price, and receive any insurance proceeds due to Seller as a result of such damage or destruction (plus a credit against the Purchase Price for the amount of any deductible with respect to such insurance proceeds), and assume responsibility for the repair of such Property. Upon completion of repairs, Purchaser shall promptly forward to Seller proof of payment for such repairs, and any other information reasonably required by Seller or Seller's insurance carrier. In the event of the damage or destruction of any part of the Property prior to Closing, the aggregate cost to repair, replace and/or restore of which shall be less than One Hundred Thousand and 00/100 Dollars ($100,000) (as estimated by Seller's insurance carrier) for the Property, Purchaser shall have no right to terminate this Purchase Contract on account thereof, but any insurance proceeds due to Seller as a result of such damage or destruction shall be paid or assigned to Purchaser by Seller (plus a credit against the Purchase Price for the amount any deductible with respect to such insurance proceeds) and Purchaser shall assume the responsibility for such repair, provided, however, in the case of a casualty in which Purchaser has either elected or is obligated to close under this
Purchase Contract, the Closing Date shall be postponed for a reasonable period of time not to exceed fifteen (15) days to enable Purchaser to obtain two (2) estimates of the cost of repair and restoration and to obtain an acknowledgment from Seller's insurance carrier that adequate funds are available to fully repair and restore the Property; in no event shall Purchaser be obligated to proceed to close unless the casualty is fully insurable, it being acknowledged by Seller that Purchaser shall be entitled to a return of the Deposit and the right to terminate this Purchase Contract if Seller's insurance proceeds (less deductible) are not available to restore the applicable Property. Upon completion of repairs, Purchaser shall promptly forward to Seller proof of payment for such repairs, and any other information reasonably required by Seller or Seller's insurance carrier. The obligation of Purchaser to provide requested information to Seller shall survive Closing. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but shall take all necessary actions to protect and preserve the damaged improvements and shall comply with the terms and conditions of the Leases. Seller may elect at its option to effect a repair, replacement or restoration, in which case Seller may apply the insurance proceeds to the costs of restoration; provided, however, that if Seller commences restoration, it shall be obligated to complete the repair, replacement and/or restoration the Improvements.

                                   ARTICLE 14
                               OFFER DEADLINE DATE

14.1 This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller and delivered to each of the parties on or before midnight October ___, 2002.

                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or Seller has received notice of any pending or threatened taking by authority of any governmental agency in purchase in lieu thereof or access to the Property would be denied or limited because of the condemnation of property adjacent to the Property (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to close in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit of any condemnation award.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 Exhibits,  Schedules And Riders. All Exhibits, Schedules and Riders annexed
hereto  are  a  part  of  this  Purchase   Contract  for  all   purposes.

16.2 Assignability. This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party; provided, however, that Purchaser may assign this Purchase Contract prior to Closing to a partnership or partnerships or limited liability company or limited liability companies which entities shall be affiliated with Purchaser so long as (i) Purchaser is not released from its liability hereunder and (ii) Seller consents thereto (which consent shall not be unreasonably withheld, conditioned or delayed).

16.3 Binding Effect. This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4 Captions. The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5 Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6 Notices. All notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by facsimile, on the date such facsimile is sent and a confirmation of transmission is received by the sender, provided that a copy is sent by nationally recognized overnight courier on the day following the date of receipt, addressed as follows:

If to Seller:

      North River Village III Limited Partnership
      c/o AIMCO
      2000 South Colorado Blvd.
      Tower Two
      Suite 2-1000
      Denver, Colorado  80222
      Attention:  Mr. Patrick Slavin
      FAX: (303) 300-3282
      TELEPHONE: (303) 691-4340

with a copy to:

      North River Village III Limited Partnership
      c/o AIMCO
      2000 South Colorado Blvd.
      Tower Two
      Suite 2-1000
      Denver, Colorado  80022
      Attention:  Mr. Harry G. Alcock
      FAX:  (305) 300-3282
      TELEPHONE:  (303) 691-4344

with a copy to:

      Argent Real Estate
      1401 Brickell Avenue, Suite 520
      Miami, Florida  33131
      Attention:  Mr. David Marquette
      FAX:  (305) 371-2386
      TELEPHONE:  (305) 371-9299

If to Purchaser:

      Investors Realty Group, Inc.
      5600 Roswell Road
      Suite 201 North
      Atlanta, Georgia 30342
      Attention:  Mr. David P. Baker
      FAX:  (404) 847-9648
      TELEPHONE:  (404) 847-9668

with a copy to:

      Sam E. Thomas & Associates
      1819 Peachtree Street, N.E.
      Suite 520
      Atlanta, Georgia 30309
      Attention:  Sam E. Thomas, Esq.
      FAX:  (404) 350-8626
      TELEPHONE:  (404) 350-8337

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7 Governing Law And Venue. The laws of the State of Georgia shall govern the validity, construction, enforcement, and interpretation of this Purchase
Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8  Entirety  And  Amendments.  This  Purchase  Contract  embodies  the entire
Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9 Severability. If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase
Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 Multiple Counterparts. This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterpart.

16.11 Further Acts. In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 Construction. No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; the parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13 Confidentiality. Purchaser and Seller shall not disclose the terms and conditions contained in this Purchase Contract and shall keep the same confidential except that Purchaser and Seller may disclose the terms and conditions of this Purchase Contract to the limited extent required to comply with federal, state or local governmental reporting requirements. Purchaser shall not disclose and shall keep the same confidential any of the information delivered or made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations, provided that Purchaser may disclose the terms and conditions of this Purchase Contract or such information delivered, made available or obtained as aforesaid
(I) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller' lenders, attorneys, accountants, engineers, consultants, partners, members, affiliates or controlling persons. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller make no representation or warranty, express, written, oral, statutory, or implied, unless expressly set forth herein, and all other representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller' prior written authorization, which may be granted or denied in Seller' sole discretion.

16.14 Time Of The Essence. IT IS EXPRESSLY AGREED BY THE PARTIES HERETO THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS PURCHASE CONTRACT.

16.15 Cumulative Remedies And Waiver. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 Litigation Expenses. In the event any party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 Section 1031 Exchange. Notwithstanding the provisions contained in this Purchase Contract relating to the sale of the Property, the parties acknowledge that it is the desire and intention of Seller, if possible, to exchange the Property for property of a like kind in an exchange qualifying as a tax-free exchange under Section 1031 of the Internal Revenue Code of 1986. If requested by Seller, Purchaser shall cooperate with Seller in attempting to implement such exchange as hereinafter provided, at Seller's sole cost and expense, provided that: (i) Purchaser incurs no liability, obligation, cost or expense associated with the exchange; (ii) the exchange does not affect or delay settlement of Purchaser's acquisition of the Property as provided in this Purchase Contract; and (iii) Seller agrees to indemnify and hold Purchaser harmless from and against all liability arising out of its cooperation in effecting the exchange as requested by Seller.

16.19 Lead-Based Paint Disclosure.

16.19.1 Every purchaser of an interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the purchaser with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the purchaser of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards in the housing located on the land is recommended prior to purchase.

16.19.2 Purchaser has received the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

16.20 ADA Disclosure. Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA"), which requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA (or any similar state or local law), and Seller expressly disclaims any such representation.

16.21 No Personal Liability of Officers, Trustees or Directors of Seller's Partners. Purchaser acknowledges that this Purchase Contract is entered into by Seller which is a South Carolina limited partnership, and Purchaser agrees that none of Seller's Indemnified Parties shall have any personal liability under this Purchase Contract or any document executed in connection with the transactions contemplated by this Purchase Contract.

16.22 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Purchase Contract, including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Purchase Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the Property is located. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to the party which is not the prevailing party. Notwithstanding anything herein to the contrary, this Section 16.22 shall not prevent Purchaser or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction, specific performance or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Purchase Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Purchase Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.22.

16.23 AIMCO Marks. Purchaser agrees that Seller, the current property manager of the Property or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Purchase Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

                                   ARTICLE 17
                            OPERATION OF THE PROPERTY

17.1.1 During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify the Property Contracts, or institute and prosecute any available remedies for default under any Lease without first obtaining the written consent of Purchaser with respect to the Property; provided, however, Seller agrees that any such new Property Contracts in excess of $1,000 or any new or renewed Leases entered into after the Effective Date with a term in excess of one (1) year shall not be entered into without Purchaser's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Purchaser unless required by any mortgage holder. If Seller shall enter into a new permitted Property Contract or a new Lease, or shall renew, modify, terminate or accept the surrender of any Lease, or modify the Property Contract during such time period, Seller shall provide Purchaser with written notice of such event and a true, correct and complete copy of any new Lease or new Property Contract, or any modification of any Lease or Property Contract within two (2) Business Days after executing same.

17.1.2 Except as specifically set forth in this Article 17, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in Seller's sole discretion to address any life or safety issue at the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property from the Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, conditioned, denied or delayed.

                       [SIGNATURES ON THE FOLLOWING PAGE]

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

                                     SELLER:

                                    NORTH RIVER VILLAGE III LIMITED
                                    PARTNERSHIP

                                    By:   Shelter III GP Limited Partnership,
                                          its general partner

                                          By:   Shelter Realty III
                                                Corporation,
                                                its general partner


                                                By:
                                                Name: Harry G. Alcock
                                                Title:Executive Vice President



                                   PURCHASER:

                                    INVESTORS REALTY GROUP, INC.


                                       By:
                                      Name:
                                     Title:

                                    EXHIBITS


Exhibit A               -     Legal Description

Exhibit B               -     Escrow Agreement

Exhibit 1.1.5           -     List of Excluded Permits

Exhibit 1.1.7           -     Existing Financing

Exhibit 1.1.9           -     List of Excluded Fixtures and Tangible Personal
                              Property

Exhibit 7.2.1.1         -     Limited Warranty Deed

Exhibit 7.2.1.2         -     Bill of Sale

Exhibit 7.2.1.3         -     General Assignment

Exhibit 7.2.1.6         -     Non-Foreign Person Affidavit

Exhibit 7.2.1.8         -     Assignment of Leases and Security Deposits

Exhibit 8.1.1.7         -     List of Pending Litigation

Exhibit 8.1.1.9         -     Rent Roll

Exhibit 8.1.1.12        -     Schedule of Rents

Exhibit 8.1.1.15        -     List of Knowledge Persons

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Project Name:                                              North River Village


                                    EXHIBIT B

                                ESCROW AGREEMENT

      This Escrow Agreement, dated as of ____________, 2002, is by and between Investors Realty Group, Inc., ("Purchaser"), North River Village III Limited Partnership ("Seller") and Chicago Title Insurance Company ("Chicago");

                                   WITNESSETH:

      WHEREAS, Purchaser has entered into a Purchase and Sale Contract dated October __, 2002 (the "Purchase Contract") with Seller, whereby Seller has agreed to sell and Purchaser has agreed to buy certain premises described on Exhibit A attached hereto and made a part hereof (the "Premises");

      WHEREAS, pursuant to the provisions of the Purchase Contract, Seller and Purchaser have requested that Chicago act as escrow agent under the Purchase Contract, and have tendered good funds to Chicago in the amount of One Hundred Thousand and 00/100 Dollars ($100,000) (the "Deposit") pursuant to said Purchase Contract;

      WHEREAS, Purchaser, Chicago and Seller wish to more particularly set forth and define the rights, obligations and duties of Chicago in and to the Deposit;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Seller and Chicago hereby agree as follows:

      1. The Deposit is to be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest bearing accounts, bank certificates of deposit or bank repurchase agreements as directed by Purchaser in its sole discretion and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit as set forth in the Purchase Contract.

      2. Purchaser and Seller shall give notice to Chicago at least two (2) business days prior to closing pursuant to the Purchase Contract. Such notice shall also include instructions for disbursement of the Deposit at Closing.

      3. Purchaser and Seller agree that (i) Chicago is a mere stakeholder with respect to the Deposit and/or other monies payable to Chicago as escrow agent under the Purchase Contract and/or this Escrow Agreement, and (ii) Chicago has no liability with respect to said Deposit and other monies, except for gross negligence and/or willful neglect on the part of Chicago.

      4. In the event of a dispute between Purchaser and Seller with respect to the Deposit and/or other monies payable to Chicago as escrow agent under the Purchase Contract and/or this Escrow Agreement, Chicago has the right, at its exclusive discretion, to deposit the Deposit into any court having jurisdiction over the dispute between Purchaser and Seller. In the event Chicago exercises its rights under this paragraph, (a) all costs incurred by Chicago (including but not limited to reasonable attorney's fees) shall be borne equally by Seller and Purchaser, and (b) all obligations of Chicago under the Purchase Contract and/or this Escrow Agreement shall terminate (except for liability of Chicago for gross negligence and/or willful neglect as aforesaid).

      5. All costs incurred by Chicago as escrow agent under the Purchase Contract and/or this Escrow Agreement (except costs or liabilities arising from Chicago's gross negligence and/or willful neglect) shall be allocated in accordance with the Purchase Contract. Chicago shall receive a fee of Five Hundred and 00/100 Dollars ($500) for its services hereunder to be paid in accordance with the Purchase Contract and not out of the Deposit. Non-payment of such fee shall not entitle Chicago to refuse or fail to act as required by this Escrow Agreement.

      6. Any notice, requests or demands to be made or given hereunder to any party shall be deemed duly given only if in writing and sent (i) by messenger for hand delivery, (ii) by overnight delivery service or (iii) by certified mail, return receipt requested and is addressed to the parties as follows:

            (a) If to Seller:

                  North River Village III Limited Partnership
                  c/o AIMCO
                  2000 S. Colorado Blvd.
                  Tower Two, Suite 2-1000
                  Denver, Colorado  80222
                  Attention:  Mr. Harry G. Alcock
                  Telephone:  (303) 691-4344

                  and

                  North River Village III Limited Partnership
                  c/o AIMCO
                  2000 S. Colorado Blvd.
                  Tower Two, Suite 2-1000
                  Denver, Colorado  80222
                  Attention:  Mr. Patrick Slavin
                  Telephone:  (303) 691-4340

                  With a copy to:

                  Loeb & Loeb LLP
                  1000 Wilshire Boulevard, Suite 1800
                  Los Angeles, California  90017
                  Attention:  Susan V. Noonoo, Esq.
                  Telephone:  (213) 688-3400

            (b) If to Purchaser:

                  Investors Realty Group, Inc.
                  5600 Roswell Road
                  Suite 201 North
                  Atlanta, Georgia  30342
                  Attention:  Mr. David P. Baker
                  Telephone:  (404) 847-9668

                  With a copy to:

                  1819 Peachtree Street, N.E.
                  Suite 520
                  Atlanta, Georgia 30309
                  Attention:  Sam E. Thomas, Esq.
                  Telephone:  (404) 350-8337

            (c) If to Chicago:

                  Chicago Title Insurance Company
                  2110 Powers Ferry Road, Suite 440
                  Atlanta, Georgia  30339
                  Attention:  Mr. Gregory D. Hughes
                  Telephone: (770) 955-9055

      7. This Escrow Agreement may be executed in counterparts. This Escrow Agreement shall be governed by the laws of the state in which the Premises are located.

      8. Time is of the essence of this Escrow Agreement.





                         [Signatures on Following Page]

      IN WITNESS WHEREOF, this Escrow Agreement has been duly executed by the parties hereto, to be effective as of the date above written.

                                     SELLER:

                                    NORTH RIVER VILLAGE III LIMITED
                                    PARTNERSHIP

                                    By:   Shelter III GP Limited Partnership,
                                          its general partner

                                          By:   Shelter Realty III
                                                Corporation,
                                                its general partner


                                                By:
                                                Name: Harry G. Alcock
                                                Title:Executive Vice President


                                   PURCHASER:

                                    INVESTORS REALTY GROUP, INC.


                                       By:
                                      Name:
                                     Title:

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    CHICAGO:

                                    CHICAGO TITLE INSURANCE COMPANY


                                       By:
                                      Name:
                                     Title:

                                  EXHIBIT 1.1.5

                            LIST OF EXCLUDED PERMITS

                                      NONE

                                  EXHIBIT 1.1.7

                               EXISTING FINANCING

First Real Estate Note from North River Village III Limited Partnership to Lexington Mortgage Company dated as of September 30, 1993 in the original principal amount of $1,731,450.

Second Real Estate Note from North River Village III Limited Partnership to Lexington Mortgage Company dated as of September 30, 1993 in the original principal amount of $53,550.

                                  EXHIBIT 1.1.9

           LIST OF EXCLUDED FIXTURES AND TANGIBLE PERSONAL PROPERTY

1. AIMCO Benchmark Series Books.

2. Connect: Remote Horizon Software.

3. "Buyer's Access" computer, monitor, printer and software.

4. All items listed in Section 1.1.10(i) through (iv) of the Contract.

                                 EXHIBIT 7.2.1.1

                          FORM OF LIMITED WARRANTY DEED

Following recording, please return to:







STATE OF GEORGIA

COUNTY OF _________

                              LIMITED WARRANTY DEED

      THIS INDENTURE, made as of the _____ day of ______________, in the year two thousand and two, between NORTH RIVER VILLAGE III LIMITED PARTNERSHIP, as party of the first part ("hereinafter referred to as Grantor") and INVESTORS REALTY GROUP, INC., as party of the second part (hereinafter referred to as "Grantee") (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

                             W I T N E S S E T H:

      That: Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, in hand paid at and before the sealing and delivery of this Deed, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by this Deed does grant, bargain, sell, alien, convey and confirm unto Grantee, the following:

      ALL those tracts or parcels of land lying and being in Land Lots 363, 367 and 368 of the 6th District of Fulton County, Georgia, and being more particularly described on Exhibit A attached hereto and by this reference made a part hereof.

      Without expanding by implication the limited warranty set forth herein, this conveyance is made subject to the matters set forth on Exhibit B attached hereto and by this reference made a part hereof.

      TO HAVE AND TO HOLD the said tract or parcel of land, with the buildings thereon with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

      AND THE SAID GRANTOR will warrant and forever defend the right and title to the above-described property unto the said Grantee against the claims of Grantor and all others claiming by, through or under Grantor, but not otherwise.

      IN WITNESS WHEREOF, the duly authorized general partner of Grantor has signed and sealed this Deed on the date first above written.


Signed, sealed and delivered in the     NORTH RIVER VILLAGE III LIMITED
presence of:                            PARTNERSHIP

                                        By:  Shelter III GP Limited Partnership,
                                             its general partner
Witness
                                             By: Shelter Realty III Corporation,
                                                 its general partner


                                                 By:
Notary Public                                    Name: Harry G. Alcock
                                                 Title:Executive Vice President
My Commission Expires:



      [NOTARIAL SEAL]

                                 EXHIBIT 7.2.1.2

                                  BILL OF SALE

      This Bill of Sale ("Assignment") is executed by North River Village III Limited Partnership ("Seller"), in favor of Investors Realty Group, Inc. ("Purchaser").

      Seller and Purchaser, have entered into that certain Purchase and Sale Contract and dated as of October __, 2002 ("Purchase Contract"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon (collectively, the "Project").

      Pursuant to the Purchase Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Property (as hereinafter defined).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

      1. As used herein, the term "Property" shall mean the following property to the extent said property is owned by Seller and used in, held for use in connection with, or necessary for the operation of the Project:

            a. Property Contracts. All of Seller's rights and interests in and to purchase orders, maintenance, service or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Project, but only to the extent transferable.

            b. Leases. All of Seller's rights and interests in and to leases, subleases, and other occupancy agreements, whether or not of record, which provide for use or occupancy of space or facilities on or relating to the Project.

            c. Permits. All of Seller's rights and interests in and to all licenses or permits granted by governmental authorities having jurisdiction over the Project in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Project.

            d. Fixtures and Tangible Personal Property. All of Seller's rights and interests in and to all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property now located on the Project or in the improvements thereon and used in connection with any present or future occupation or operation of all or any part of the Project, but only to the extent transferable.

      The term "Property" shall not include any of the foregoing: (i) to the extent the same are excluded or reserved to Seller pursuant to the Purchase Contract to which Seller and Purchaser are parties; and (ii) to the extent that the sale or transfer thereof requires consent or approval of any third party, which consent or approval is not obtained by Seller. Nothing herein shall create a transfer or assignment of intellectual property or similar assets of Seller.

      2. Assignment. Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Property, subject to any rights of consent as provided therein.

      3. Assumption. Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Property and agrees to perform all of the covenants and obligations of Seller thereunder. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise in connection with the Property on or after the date hereof.

      4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

      5. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

      6. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State where the Project is located, without reference to the conflict of law provisions thereof.

      7. Titles and Section Headings. Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

      8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

      9. Entire Agreement; Modification. This Assignment supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROJECT IS LOCATED.

WITNESS the signatures and seals of the undersigned.

Dated:                              .

                                     SELLER:

                                    NORTH    RIVER    VILLAGE    III   LIMITED
                                    PARTNERSHIP

                                    By:   Shelter III GP Limited Partnership,
                                          its general partner

                                          By: Shelter Realty III Corporation,
                                              its general partner

                                                By:
                                                Name: Harry G. Alcock
                                                Title:Executive Vice President



                                   PURCHASER:


                                    INVESTORS REALTY GROUP, INC.


                                       By:
                                      Name:
                                     Title:

                                 EXHIBIT 7.2.1.3

                               GENERAL ASSIGNMENT

      This General Assignment ("Assignment") is executed by North River Village III Limited Partnership ("Seller"), in favor of Investors Realty Group, Inc. ("Purchaser").

      Seller and Purchaser, have entered into that certain Purchase and Sale Contract and dated as of October __, 2002 ("Purchase Contract"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon (collectively, the "Project").

      Pursuant to the Purchase Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets (as hereinafter defined).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

      1. As used herein, the term "Miscellaneous Property Assets" shall mean all contract rights, leases, concessions, warranties, plans, drawings, and other items of intangible personal property relating to ownership or operation of the Project and owned by Seller.

      The term "Miscellaneous Property Assets" shall not include any of the foregoing: (i) to the extent the same are excluded or reserved to Seller pursuant to the Purchase Contract to which Seller and Purchaser are parties; and
(ii) to the extent that the sale or transfer thereof requires consent or approval of any third party, which consent or approval is not obtained by Seller. Nothing herein shall create a transfer or assignment of intellectual property or similar assets of Seller.

      2. Assignment. Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets, subject to any rights of consent as provided therein.

      3. Assumption. Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets and agrees to perform all of the covenants and obligations of Seller thereunder arising on or after the date hereof. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise in connection with the Miscellaneous Property Assets, pertaining to acts arising on and after the date hereof.

      4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

      5. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

      6. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State where the Project is located, without reference to the conflict of law provisions thereof.

      7. Titles and Section Headings. Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

      8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

      9. Entire Agreement; Modification. This Assignment supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROJECT IS LOCATED.









                         [Signatures on Following Page]

WITNESS the signatures and seals of the undersigned.

Dated:                              .

                                     SELLER:

                                    NORTH    RIVER    VILLAGE    III   LIMITED
                                    PARTNERSHIP

                                    By:   Shelter III GP Limited Partnership,
                                          its general partner

                                          By:   Shelter Realty III Corporation,
                                                its general partner

                                                By:
                                                Name: Harry G. Alcock
                                                Title:Executive Vice President



                                   PURCHASER:


                                    INVESTORS REALTY GROUP, INC.


                                       By:
                                      Name:
                                     Title:

                                 EXHIBIT 7.2.1.6

                          NON-FOREIGN PERSON AFFIDAVIT

1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

2. In order to inform INVESTORS REALTY GROUP, INC. (the "Transferee"), that withholding of tax is not required upon the disposition by NORTH RIVER VILLAGE LIMITED PARTNERSHIP (the "Transferor"), of the United States real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property"), the undersigned Transferor certifies and declares by means of this certification, the following:

      (a) The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the IRC and the Income Tax Regulations).

      (b) The Transferor is a ________________________________.

      (c) Record title to the Property is in the name of the Transferor.

      (d) The Federal Taxpayer Identification Number for the Transferor is
            ____________.

      (e) The address for the Transferor is:

                  North River Village III Limited Partnership
                  c/o AIMCO
                  2000 S. Colorado Blvd.
                  Tower Two, Suite 2-1000
                  Denver, Colorado  80222

3. The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

      Under penalties of perjury, the Transferor declares that it has carefully examined this certification and it is true, correct and complete.


Executed this ______ day of _______________, 2002.


                                   TRANSFEROR:

                                    NORTH    RIVER    VILLAGE    III   LIMITED
                                   PARTNERSHIP

                                    By:   Shelter III GP Limited Partnership,
                                          its general partner

                                          By:   Shelter Realty III Corporation,
                                                its general partner

                                                By:
                                                Name: Harry G. Alcock
                                                Title:Executive Vice President

                                 EXHIBIT 7.2.1.8

                   ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

      This Assignment of Leases and Security Deposits ("Assignment") is executed by North River Village III Limited Partnership ("Assignor"), in favor of Investors Realty Group, Inc. ("Assignee").

      Assignor, as landlord, has entered into those certain leases identified on Exhibit "A" attached hereto and incorporated herein by reference (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof, the "Leases"), for that certain property located in the County of Fulton, State of Georgia.

      Assignee and Assignor have entered into that certain Purchase and Sale Contract, dated October __, 2002 (the "Purchase Contract"); and

      The Purchase Contract requires Assignor and Assignee to execute this Assignment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1.  Capitalized  Terms.  Unless  the  context  otherwise   requires,   all
capitalized terms used, but not otherwise defined herein, shall have the meanings set forth for the same in the Purchase Contract.

      2. Assignment and Assumption. Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (a) the Leases and (b) all unrefunded and unapplied security deposits made under the Leases, [together with all accrued interest, if and to the extent required to be paid to tenants on such security deposits pursuant to the terms of the Leases] (collectively, the "Security Deposits"). Assignee hereby accepts this Assignment and the rights granted herein, and Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Leases and the Security Deposits and all of the obligations and liabilities, fixed and contingent, of Assignor thereunder accruing from and after the date hereof with respect to the Leases and the Security Deposits and agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which accrue from and after the date hereof, and (ii) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

      3. Indemnification. Assignee shall indemnify, protect, defend and hold harmless Assignor from and against any and all claims incurred by Assignor with respect to the Security Deposits assigned herein.

      4. General Provisions.

            a. Successors. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

            b. Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

            c. Governing Law. This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law.





                          [Signature on Following Page]

WITNESS the signatures and seals of the undersigned.

Dated:                              .

                                    ASSIGNEE:

                                    NORTH    RIVER    VILLAGE    III   LIMITED
                                   PARTNERSHIP

                                    By:   Shelter III GP Limited Partnership,
                                          its general partner

                                          By:   Shelter Realty III Corporation,
                                                its general partner

                                                By:
                                                Name: Harry G. Alcock
                                                Title:Executive Vice President



                                    ASSIGNOR:


                                    INVESTORS REALTY GROUP, INC.


                                       By:
                                      Name:
                                     Title:

                                 EXHIBIT 8.1.1.7

                           LIST OF PENDING LITIGATION

                                      NONE

                                 EXHIBIT 8.1.1.9

                                    RENT ROLL

                                [To Be Attached]

                                EXHIBIT 8.1.1.12

                                SCHEDULE OF RENTS


North River Village

      Unit Type                     Rent Schedule

      2 BR/ 11/2BA                        $800 per month

      2 BR/ 21/2BA                        $880 per month

      3 BR/ 21/2BA                        $1060 per month

                                EXHIBIT 8.1.1.15

                            LIST OF KNOWLEDGE PERSONS


      Name        Title

      Jeff Clark  Regional Property Manager for
                  North River Village

                                TABLE OF CONTENTS


                                                                           Page



ARTICLE 1   DEFINED TERMS...................................................1

ARTICLE 2   PURCHASE AND SALE OF PROPERTY...................................4

ARTICLE 3   PURCHASE PRICE, DEPOSIT AND ESCROW PROVISIONS...................4

ARTICLE 4   ACCESS TO PROPERTY..............................................5

ARTICLE 5   TITLE...........................................................7

ARTICLE 6   FINANCING.......................................................9

ARTICLE 7   CLOSING.........................................................9

ARTICLE 8   REPRESENTATIONS,  WARRANTIES  AND  COVENANTS OF SELLER AND
            PURCHASER......................................................14

ARTICLE 9   CONDITIONS PRECEDENT TO CLOSING................................18

ARTICLE 10  BROKERAGE......................................................19

ARTICLE 11  POSSESSION.....................................................20

ARTICLE 12  DEFAULTS AND REMEDIES..........................................20

ARTICLE 13  RISK OF LOSS OR CASUALTY.......................................21

ARTICLE 14  OFFER DEADLINE DATE............................................22

ARTICLE 15  EMINENT DOMAIN.................................................22

ARTICLE 16  MISCELLANEOUS..................................................22

ARTICLE 17  OPERATION OF THE PROPERTY......................................28

                                                               EXHIBIT 10(iv)(b)





                        ASSIGNMENT OF PURCHASE AGREEMENT





      THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT ("Assignment") is made this __ day of November, 2002, by INVESTORS REALTY GROUP, INC. ("Assignor"), to SILVER TREE ASSOCIATES, LLC ("Assignee").



                                   WITNESSETH:



      WHEREAS, NORTH RIVER VILLAGE III LIMITED PARTNERSHIP hereinafter referred to as "Seller"), and Assignor have entered into a certain Purchase and Sale Agreement, dated October __, 2002 (hereinafter referred to as the "Contract"), wherein Assignor agreed to buy and Seller agreed to sell certain real property located in Fulton County, Georgia, being more fully and particularly described as follows:

      All that tract or parcel of land lying and being in Land Lots 363, 367 and 368, of the 6th District of Fulton County, Georgia, known as North River Village Apartments, and being more particularly described on Exhibit "A" attached hereto and made a part hereof.

      WHEREAS, Assignor desires to assign all of Assignor's right, title and interest in and to the Contract to Assignee, and Assignee desires to assume Assignor's obligations under the Contract, and accordingly accepts and consents to such Assignment;

      NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt, adequacy and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee, and the successors and assigns of Assignee, all of the right, title and interest of Assignor in and to the Contract, including, but not limited to, the right to accept delivery of any and all deeds from Seller to Assignee which convey the Property, provided, however, pursuant to the terms of the Contract, Assignor shall not be released from its liability thereunder.

      Assignor represents and warrants that (a) the Contract is in full force and effect, (b) there are no amendments to the Contract; (c) Assignor has neither taken any action or omitted to take any action with might result in a default under the Contract, and (d) Assignor has made no prior or other assignment of any of Assignor's right, title or interest in and to the Contract.

      Assignee hereby assumes and agrees to perform all of Assignor's obligations under the Contract

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment under seal as of the day and year first above written.





ASSIGNOR                                 ASSIGNEE

INVESTORS REALTY GROUP, INC              SILVER TREE ASSOCIATES, LLC


By_____________________________          By:___________________________
   David P. Baker, President                David P. Baker, Manager/Member





ACKNOWLEDGED AND CONSENTED TO
this __ day of November, 2002

NORTH RIVER VILLAGE III LIMITED PARTNERSHIP


By:______________________________
Its:______________________________